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En Pointe Technoligies, Inc.            Computation of Earnings per Common Share          Exhibit 11


                                                                              Three Months
                                                                              ------------
                                                                        Primary        Fully Diluted
                                                                        -------        -------------
       Beginning balance at 03/31/96                                   3,391,493           3,391,493
     Less: reversal of beginning CSE, dilutive effect                    (34,000)            (34,000)
     New shares issued weighted - see computation below                1,398,174           1,395,346

                                                                      ----------          ----------
       06/30/96 Weighted average shares outstanding>>:                 4,755,667           4,752,839
                                                                      ----------          ----------
                                                                      ----------          ----------

                    Net income                                          $458,947            $458,947
                                                                      ----------          ----------
                                                                      ----------          ----------

                    Net income per share                                   $0.10               $0.10
                                                                      ----------          ----------
                                                                      ----------          ----------


     Public offering 5/8/96                                            2,250,000           2,250,000
     Common Stock Equivalents, dilutive effect - see below               106,183             101,416
                                                                      ----------          ----------
       Total shares to be weighted by time outstanding                 2,356,183           2,351,416

                           Days        Time
     Beginning  Ending  Outstanding  Weighting
     ------------------------------------------
     05/07/96   06/30/96         54
     03/31/96   06/30/96         91     59.34%                            59.34%              59.34%

                                                                      ----------          ----------
     Weighted shares issued for period                                 1,398,174           1,395,346
                                                                      ----------          ----------
                                                                      ----------          ----------


Third Quarter Ended 6/30/96:                                            Primary        Fully Diluted
                                                                        -------        -------------
Proceeds - Non Qualfied       170,000 x $6.40                         $1,088,000          $1,088,000
           Qualified          104,000 x $8                              $832,000            $832,000

Ending Treasury Stock Computation of Stock
 Option Dilutive Effect:
                    Average Price       Last Price
Non Qualified Option
 shares issued                                                           170,000             170,000
Shrs acquired from
 above proceeds         $11.44            $11.13                         (95,097)            (97,798)
Qualified Option
 shares issued                                                           104,000             104,000
Shrs acquired from
 above proceeds         $11.44            $11.13                         (72,721)            (74,787)

                                                                      ----------          ----------
Ending CSE dilutive effect                                               106,183             101,416
                                                                      ----------          ----------
                                                                      ----------          ----------



                                                                               Nine Months
                                                                               -----------
                                                                        Primary        Fully Diluted
                                                                        -------        -------------
       Beginning balance at 03/31/96                                   3,391,493           3,391,493
     Less: reversal of beginning CSE, dilutive effect                    (34,000)            (34,000)
     New shares issued weighted - see computation below                  464,357             463,418

                                                                      ----------          ----------
       06/30/96 Weighted average shares outstanding>>:                 3,821,850           3,820,911
                                                                      ----------          ----------
                                                                      ----------          ----------

                    Net income                                        $1,843,493          $1,843,493
                                                                      ----------          ----------
                                                                      ----------          ----------

                    Net income per share                                   $0.48               $0.48
                                                                      ----------          ----------
                                                                      ----------          ----------


     Public offering 5/8/96                                            2,250,000           2,250,000
     Common Stock Equivalents, dilutive effect - see below               106,183             101,416
                                                                      ----------          ----------
       Total shares to be weighted by time outstanding                 2,356,183           2,351,416
                                                                      ----------          ----------
                                                                      ----------          ----------

                           Days        Time
     Beginning  Ending  Outstanding  Weighting
     -----------------------------------------
     05/07/96  06/30/96          54
     09/30/95  06/30/96         274    19.71%                             19.71%              19.71%

                                                                      ----------          ----------
     Weighted shares issued for period                                   464,357             463,418
                                                                      ----------          ----------
                                                                      ----------          ----------
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